EXHIBIT 23.1

MTR GAMING GROUP, INC.
Chester, West Virginia

      We hereby consent to the incorporation by reference in a Registration Statement on Form S-8 of our report dated February 19, 2000 relating to the consolidated financial statements of MTR Gaming Group appearing in the Company's Annual Report on Form 10-K for the years ended December 31, 1999 and 1998.


                                        /s/ BDO Seidman LLP
                                        ----------------------------------------

                                        BDO Seidman LLP

Orange County, California
December 27, 2001